Exhibit 99.0

For Immediate Release	Contact:	Gabrielle Shanin
May 3, 2006		(973) 802-7779

PRUDENTIAL FINANCIAL, INC.

ANNOUNCES FIRST QUARTER 2006 RESULTS

NEWARK, N.J. – Prudential Financial, Inc. (NYSE:PRU) today reported net income for its Financial Services Businesses of $675 million ($1.38 per Common share) for the first quarter of 2006, compared to $766 million ($1.49 per Common share) for the year-ago quarter. After-tax adjusted operating income for the Financial Services Businesses for the first quarter of 2006 was $669 million ($1.36 per Common share), including pre-tax expenses of $176 million related to obligations and costs we retained in connection with the businesses contributed to the retail securities brokerage joint venture with Wachovia. These expenses had an impact on earnings per share of approximately 25 cents, and primarily reflect an increase in our reserve for estimated settlement costs related to market timing issues under active negotiation with state and federal authorities. We currently expect to achieve a settlement without material additions to our reserve for estimated settlement costs. For the first quarter of 2005, after-tax adjusted operating income was $601 million ($1.18 per Common share).

“Our first quarter business results are on track with our objectives for the year. Our annuity business is continuing to benefit from attractive product offerings and expanded distribution, and will be further strengthened by the acquisition of Allstate’s variable annuity business, which we expect to close by the end of the second quarter. The integration of the retirement business we acquired from CIGNA is now complete, and we’re investing in the expansion of our capabilities in full service retirement, where we see attractive long-term market prospects. Our domestic protection businesses – Individual Life and Group Insurance – are performing well. In our Asset Management business, greater asset management fees contributed to earnings growth this quarter, and results continued to benefit from a strong commercial real estate market. Our International businesses are benefiting from business growth and the actions we’ve taken to enhance investment returns,” said Chairman and CEO Arthur F. Ryan.

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“We continue to believe that Prudential Financial will achieve Common Stock earnings per share in the range of $5.40 to $5.60 for the year 2006, based on after-tax adjusted operating income of the Financial Services Businesses. This expectation assumes appreciation in the S&P 500 index of 2 percent per quarter for the balance of the year,” Ryan said. The 2006 expectation is subject to change if this assumption is not realized and as discussed under “Forward-Looking Statements” below.

Adjusted operating income excludes “Realized investment gains (losses), net” (other than those representing profit or loss of certain of our businesses which primarily originate investments for sale or syndication to unrelated investors, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments) and related charges and adjustments, and results from divested businesses. In addition, recorded changes in asset values that will ultimately accrue to contractholders are excluded from adjusted operating income. Similarly, recorded changes in contractholder liabilities resulting from changes in related asset values are also excluded from adjusted operating income. Adjusted operating income also excludes discontinued operations, which is presented as a separate component of net income under generally accepted accounting principles (GAAP).

Financial Services Businesses

Prudential Financial’s Common Stock (NYSE:PRU) reflects the performance of its Financial Services Businesses, which consist of its Insurance, Investment, and International Insurance and Investments divisions and its Corporate and Other operations.

Presented below is a discussion of the results of our divisions, based on a non-GAAP financial measure we call adjusted operating income. We believe that the presentation of adjusted operating income as we measure it for management purposes enhances understanding of the results of operations of the Financial Services Businesses by highlighting the results from ongoing operations and the underlying profitability of our businesses. The schedules accompanying this release provide a reconciliation of adjusted operating income for the Financial Services Businesses to income from continuing operations in accordance with GAAP.

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In the following business-level discussion, adjusted operating income refers to pre-tax results. As discussed below, results for the year-ago quarter for several segments benefited from collection of a previously defaulted bond, which contributed a total of $30 million to first quarter 2005 pre-tax adjusted operating income of the Financial Services Businesses.

The Insurance division reported adjusted operating income of $298 million for the first quarter of 2006, an increase of $43 million from $255 million in the year-ago quarter. Our Individual Life and Annuities segment reported adjusted operating income of $251 million for the current quarter, compared to $217 million in the year-ago quarter. The segment’s individual life insurance business reported adjusted operating income of $133 million in the current quarter, a $16 million increase from the year-ago quarter. Current quarter results benefited from mortality experience more favorable than that of the year-ago quarter, higher asset-based fees and increased net investment spread on general account business, while results for the year-ago quarter included $10 million from collection of investment income on a previously defaulted bond. The segment’s individual annuity business reported adjusted operating income of $118 million in the current quarter, an $18 million increase from the year-ago quarter. Current quarter results benefited from higher asset-based fees due to growth in variable annuity account values, while results for the year-ago quarter included $9 million from collection of investment income on a previously defaulted bond. Our Group Insurance segment reported adjusted operating income of $47 million in the current quarter, a $9 million increase from the year-ago quarter. Current quarter results benefited from more favorable disability claims experience than that of the year-ago quarter, which was partly offset by less favorable group life claims experience. Group Insurance results for the year-ago quarter included $4 million from collection of investment income on a previously defaulted bond.

The Investment division reported adjusted operating income of $240 million for the first quarter of 2006, compared to $304 million in the year-ago quarter. The Retirement segment reported adjusted operating income of $137 million for the current quarter, compared to $155 million in the year-ago quarter. Retirement segment results for the year-ago quarter benefited from reserve releases from updates of client census data on a block of business and collection of

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investment income on a previously defaulted bond, totaling $17 million. Excluding the effect of these items, adjusted operating income for the Retirement segment was essentially unchanged from the year-ago quarter. Increased expenses in the current quarter, including costs incurred to expand distribution and client servicing capabilities of the segment’s full service retirement business, more than offset higher fees from growth in retirement account values and a decrease in transition costs associated with integration of the retirement business acquired from CIGNA which was completed during the current quarter. These transition costs amounted to $6 million in the current quarter and $9 million in the year-ago quarter. The Asset Management segment reported adjusted operating income of $169 million for the current quarter, an increase of $35 million from the year-ago quarter. Current quarter results benefited from increased incentive fees primarily related to real estate investment management and greater asset management fees in our investment management and advisory services operation. Results from the segment’s proprietary investing business were essentially unchanged from the year-ago quarter, which included income of $35 million from a single sale in the proprietary investing business. Our Financial Advisory segment, which reflects our retail securities brokerage joint venture with Wachovia, reported a loss, on an adjusted operating income basis, of $66 million for the current quarter compared to adjusted operating income of $15 million in the year-ago quarter. Our 38% share of the venture’s results resulted in adjusted operating income of $69 million for the current quarter, compared to $50 million in the year-ago quarter before transition costs, reflecting increased fee income. However, current quarter results also include expenses of $176 million related to obligations and costs we retained in connection with the contributed businesses primarily for litigation and regulatory matters, primarily to increase a reserve for estimated settlement costs related to market timing issues under active negotiation with state and federal authorities. There were no transition costs in the current quarter as the business integration was completed in 2005. The segment’s current quarter results also include income of $42 million from securities relating to trading exchange memberships, primarily representing shares received in connection with the commencement of public trading of exchange shares. Segment results for the year-ago quarter included absorption of $11 million of transition costs and $27 million related to the obligations and costs we retained.

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The International Insurance and Investments division reported adjusted operating income of $382 million for the first quarter of 2006, an increase of $72 million from $310 million in the year-ago quarter. The International Insurance segment reported adjusted operating income of $338 million for the current quarter, compared to $285 million for the year-ago quarter. Adjusted operating income from our international insurance operations other than Gibraltar Life increased $49 million to $228 million in the current quarter. Adjusted operating income benefited from continued business growth in our Life Planner operations, a more favorable level of policy benefits and expenses in the current quarter, increased net investment spreads, and a favorable impact of $13 million, versus the year-ago quarter, from foreign currency exchange rates. The segment’s Gibraltar Life operations reported adjusted operating income of $110 million for the current quarter, compared to $106 million in the year-ago quarter. Current quarter results benefited from increased net investment spreads and a favorable impact of $5 million from foreign currency exchange rates, versus the year-ago quarter, but reflected a less favorable level of policy benefits and expenses than the year-ago quarter. The International Investments segment reported adjusted operating income of $44 million for the current quarter, compared to $25 million in the year-ago quarter. Current quarter results include income of $15 million from market value changes in securities held relating to trading exchange memberships and benefited from more favorable results from the segment’s joint venture operations.

Corporate and Other operations resulted in adjusted operating income of $26 million in the first quarter of 2006, compared to $17 million in the year-ago quarter. Current quarter results benefited from an increase in investment income, net of interest expense, reflecting investment of proceeds from the company’s issuance of $2 billion principal amount of convertible debt securities in November 2005.

Assets under management amounted to $547 billion at March 31, 2006, compared to $496 billion a year earlier and $532 billion at December 31, 2005.

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Net income of the Financial Services Businesses for the first quarter of 2006 amounted to $675 million, compared to $766 million in the year-ago quarter. Current quarter net income reflects pre-tax decreases of $114 million in recorded asset values and $66 million in recorded liabilities representing changes in value which will ultimately accrue to contractholders. These changes primarily represent interest-rate related mark-to-market adjustments. Net income for the current quarter also includes $51 million of net realized investment gains and related charges and adjustments, and $8 million income from divested businesses, in each case before income taxes.

Net realized investment gains in the current quarter include $15 million of losses from impairments and sales of credit-impaired securities. At March 31, 2006, gross unrealized losses on general account fixed maturity investments of the Financial Services Businesses amounted to $1.058 billion, including $967 million on investment-grade securities, which are substantially all interest rate related. Gross unrealized losses on general account fixed maturity investments of the Financial Services Businesses amounted to $617 million at year-end 2005.

Net income of the Financial Services Businesses for the year-ago quarter included $236 million of net realized investment gains and related charges and adjustments, and losses of $5 million from divested businesses, in each case before income taxes. Net income for the year-ago quarter also reflected decreases of $132 million in recorded asset values and $88 million in recorded liabilities for which changes in value will ultimately accrue to contractholders.

Closed Block Business

Prudential’s Class B Stock, which is not traded on any exchange, reflects the performance of its Closed Block Business.

The Closed Block Business includes our in-force participating life insurance and annuity policies, and assets that are being used for the payment of benefits and policyholder dividends on these policies, as well as other assets and equity that support these policies. We have ceased offering these participating policies.

The Closed Block Business reported income from operations before income taxes of $84 million for the first quarter of 2006 and $245 million for the year-ago quarter. Closed Block Business results included net realized investment gains of $60 million in the current quarter and $203 million in the year-ago quarter.

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The Closed Block Business reported net income for the first quarter of 2006 of $58 million, compared to $163 million for the year-ago quarter.

Consolidated Results

There is no legal separation of the Financial Services Businesses and the Closed Block Business, and holders of the Common Stock and the Class B Stock are both common stockholders of Prudential Financial, Inc.

On a consolidated basis, which includes the results of both the Financial Services Businesses and the Closed Block Business, Prudential Financial, Inc. reported net income of $733 million for the first quarter of 2006 and $929 million for the year-ago quarter.

Share Repurchases and Issuance

During the first quarter of 2006, the company acquired 8.2 million shares of its Common Stock, at a total cost of $623 million. From the commencement of share repurchases in May 2002, through March 31, 2006, the company has acquired 128.2 million shares of its Common Stock at a total cost of $6.012 billion. This included 1.7 million shares repurchased and reissued directly to a company deferred compensation plan during 2002.

Forward-Looking Statements

Certain of the statements included in this release, including (but not limited to) those in the third paragraph hereof, constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall,” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a

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guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance and fluctuations of stock, real estate, and other financial markets; (2) interest rate fluctuations; (3) reestimates of our reserves for future policy benefits and claims; (4) differences between actual experience regarding mortality, morbidity, persistency, surrender experience, interest rates or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes; (5) changes in our assumptions related to deferred policy acquisition costs, valuation of business acquired or goodwill; (6) changes in our claims-paying or credit ratings; (7) investment losses and defaults; (8) competition in our product lines and for personnel; (9) changes in tax law; (10) economic, political, currency and other risks relating to our international operations; (11) fluctuations in foreign currency exchange rates and foreign securities markets; (12) regulatory or legislative changes; (13) adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including in connection with our divestiture or winding down of businesses; (14) domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life; (15) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; (16) effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing the projected results of acquisitions; (17) changes in statutory or U.S. GAAP accounting principles, practices or policies; (18) changes in assumptions for retirement expense; (19) Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and continue share repurchases, and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends or distributions; and (20) risks due to the lack of legal separation between our Financial Services Businesses and our Closed Block Business. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.

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As indicated above, our expectation of Common Stock earnings per share is based on after-tax adjusted operating income. Adjusted operating income, a non-GAAP measure, excludes Realized investment gains (losses), net (other than those representing profit or loss of certain of our businesses which primarily originate investments for sale or syndication to unrelated investors, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments). A significant element of realized losses is impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles and can vary considerably across periods. The timing of other sales that would result in gains or losses is largely subject to our discretion and influenced by market opportunities. Similarly, adjusted operating income excludes investment gains and losses on trading account assets supporting insurance liabilities and changes in experience-rated contractholder liabilities due to asset value changes, because these recorded changes in asset and liability values will ultimately accrue to contractholders. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of these transactions. Adjusted operating income also excludes the results of divested businesses, which are not relevant to our ongoing operations. Because we do not predict future realized investment gains / losses or recorded changes in asset and liability values that will ultimately accrue to contractholders, we cannot provide a measure of our Common Stock earnings per share expectation based on income from continuing operations of the Financial Services Businesses, which is the GAAP measure most comparable to adjusted operating income.

The information referred to above, as well as the risks of our businesses described in our Annual Report on Form 10-K for the year ended December 31, 2005, should be considered by readers when reviewing forward-looking statements contained in this release. Additional historical information relating to our financial performance is located on our Web site at www.investor.prudential.com.

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Earnings Conference Call

Members of Prudential’s senior management will host a conference call on Thursday, May 4, 2006 at 11 a.m. ET, to discuss with the investment community the company’s first quarter results. The conference call will be broadcast live over the company’s Investor Relations Web site at: www.investor.prudential.com. Please log on fifteen minutes early in the event necessary software needs to be downloaded. The call will remain on the Investor Relations Web site for replay through May 18. Institutional investors, analysts, and other members of the professional financial community are invited to listen to the call and participate in Q&A by dialing (877) 777-1971 (domestic callers) or (612) 332-0226 (international callers). All others are encouraged to dial into the conference call in listen-only mode, using the same numbers. To listen to a replay of the conference call starting at 4:15 p.m. on May 4, through May 11, dial (800) 475-6701 (domestic callers) or (320) 365-3844 (international callers). The access code for the replay is 821369.

Prudential Financial companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, banking and trust services, real estate brokerage franchises, relocation services and, through a joint venture, retail securities brokerage services. For more information, visit www.prudential.com.

Financial Highlights

(in millions, except per share data, unaudited)

	Three Months Ended March 31
	2006	2005
Financial Services Businesses Income Statement Data:
Adjusted Operating Income (1):
Revenues:
Premiums	$2,610	$2,503
Policy charges and fee income	662	617
Net investment income	1,801	1,625
Asset management fees, commissions and other income	1,054	848

Total revenues	6,127	5,593

Benefits and expenses:
Insurance and annuity benefits	2,583	2,520
Interest credited to policyholders’ account balances	652	605
Interest expense	201	111
Other expenses	1,745	1,471

Total benefits and expenses	5,181	4,707

Adjusted operating income before income taxes	946	886
Income taxes, applicable to adjusted operating income	277	285

Financial Services Businesses after-tax adjusted operating income (1)	669	601

Items excluded from adjusted operating income:
Realized investment gains (losses), net, and related charges and adjustments	51	236
Investment gains (losses) on trading account assets supporting insurance liabilities, net	(114)	(132)
Change in experience-rated contractholder liabilities due to asset value changes	66	88
Divested businesses	8	(5)

Total items excluded from adjusted operating income before income taxes	11	187
Income taxes, not applicable to adjusted operating income	2	21

Total items excluded from adjusted operating income, after income taxes	9	166

Income from continuing operations (after-tax) of Financial Services Businesses	678	767
Loss from discontinued operations, net of taxes	(3)	(1)

Net income of Financial Services Businesses	$675	$766

Direct equity adjustment for earnings per share calculation (2)	19	22

Earnings available to holders of Common Stock after direct equity adjustment:
Based on net income	$694	$788

Based on after-tax adjusted operating income	$688	$623

See footnotes on last page.

Financial Highlights

(in millions, except per share data, unaudited)

	Three Months Ended March 31
	2006	2005
Earnings per share of Common Stock (diluted) (2):

Financial Services Businesses after-tax adjusted operating income	$1.36	$1.18
Items excluded from adjusted operating income:
Realized investment gains (losses), net, and related charges and adjustments	0.10	0.45
Investment gains (losses) on trading account assets supporting insurance liabilities, net	(0.23)	(0.25)
Change in experience-rated contractholder liabilities due to asset value changes	0.13	0.16
Divested businesses	0.02	(0.01)

Total items excluded from adjusted operating income, before income taxes	0.02	0.35
Income taxes, not applicable to adjusted operating income	—	0.04

Total items excluded from adjusted operating income, after income taxes	0.02	0.31

Income from continuing operations (after-tax) of Financial Services Businesses	1.38	1.49
Income from discontinued operations, net of taxes	—	—

Net income of Financial Services Businesses	$1.38	$1.49

Weighted average number of outstanding Common shares (diluted basis)	504.1	530.0

Financial Services Businesses Attributed Equity (as of end of period):
Total attributed equity	$21,229	$21,244
Per share of Common Stock - diluted	42.43	40.35

Attributed equity excluding unrealized gains and losses on investments	$20,426	$20,008
Per share of Common Stock - diluted	40.83	38.00

Number of diluted shares at end of period	500.3	526.5

Adjusted operating income before income taxes, by Segment (1):
Individual Life and Annuities	$251	$217
Group Insurance	47	38

Total Insurance Division	298	255

Asset Management	169	134
Financial Advisory	(66)	15
Retirement	137	155

Total Investment Division	240	304

International Insurance	338	285
International Investments	44	25

Total International Insurance and Investments Division	382	310

Corporate and other operations	26	17

Financial Services Businesses adjusted operating income before income taxes	946	886

Items excluded from adjusted operating income:
Realized investment gains (losses), net, and related charges and adjustments	51	236
Investment gains (losses) on trading account assets supporting insurance liabilities, net	(114)	(132)
Change in experience-rated contractholder liabilities due to asset value changes	66	88
Divested businesses	8	(5)

Total items excluded from adjusted operating income before income taxes	11	187

Income from continuing operations before income taxes - Financial Services Businesses	$957	$1,073

See footnotes on last page.

Financial Highlights

(in millions, except per share data or as otherwise noted, unaudited)

	Three Months Ended March 31
	2006	2005
Insurance Division:
Individual Life Insurance Sales (3):
Excluding corporate-owned life insurance
Variable life	$21	$19
Universal life	40	51
Term life	31	29

Total excluding corporate-owned life insurance	92	99
Corporate-owned life insurance	1	1

Total	$93	$100

Fixed and Variable Annuity Sales and Account Values:
Gross sales	$2,157	$1,485

Net sales	$503	$41

Total account value at end of period	$57,122	$50,265

Group Insurance New Annualized Premiums (4):
Group life	$206	$274
Group disability	74	76

Total	$280	$350

Investment Division:
Asset Management Segment:
Assets managed by Investment Management and Advisory Services (in billions, as of end of period):
Retail customers	$75.6	$64.8
Institutional customers	138.7	119.0
General account	157.8	155.3

Total Investment Management and Advisory Services	$372.1	$339.1

Mutual Funds and Wrap-Fee Products:
Mutual Funds and Wrap-Fee Products Sales:
Gross sales, other than money market	$8,587	$6,546

Net sales, other than money market	$2,642	$2,117

Assets at end of period:
Mutual funds, excluding money markets	$28,468	$25,886
Money markets	4,109	4,008
Wrap-fee products	60,826	43,054

Total	$93,403	$72,948

Retirement Segment Sales:
Full Service:
Gross sales	$5,381	$3,784

Net sales (withdrawals)	$(90)	$435

Institutional Investment Products:
Gross sales	$1,536	$1,243

Net sales (withdrawals)	$(916)	$62

International Insurance and Investments Division:
International Insurance New Annualized Premiums (5):
Actual exchange rate basis	$289	$308

Constant exchange rate basis	$295	$300

See footnotes on last page.

Financial Highlights

(in millions, except per share data or as otherwise noted, unaudited)

	Three Months Ended March 31
	2006	2005
Closed Block Business Data:
Income Statement Data:
Revenues	$1,851	$1,981
Benefits and expenses	1,767	1,736

Income from operations before income taxes	84	245
Income taxes	26	82

Closed Block Business net income	$58	$163

Direct equity adjustment for earnings per share calculation (2)	(19)	(22)

Earnings available to holders of Class B Stock after direct equity adjustment	$39	$141

Net income per share of Class B Stock	$19.50	$70.50

Weighted average diluted shares outstanding during period	2.0	2.0

Closed Block Business Attributed Equity (as of end of period):
Total attributed equity	$1,105	$1,175
Per Share of Class B Stock	552.50	587.50

Attributed equity excluding unrealized gains and losses on investments	$1,032	$904
Per Share of Class B Stock	516.00	452.00
Number of Class B Shares at end of period	2.0	2.0

Consolidated Data:
Consolidated Income Statement Data:
Revenues	$7,927	$7,713
Benefits and expenses	6,886	6,395

Income from continuing operations before income taxes	1,041	1,318
Income tax expense	305	388

Income from continuing operations	736	930
Loss from discontinued operations, net of taxes	(3)	(1)

Consolidated net income	$733	$929

Net income:
Financial Services Businesses	$675	$766
Closed Block Business	58	163

Consolidated net income	$733	$929

Assets and Asset Management Information (in billions, as of end of period)
Total assets	$433.6	$402.9

Assets under management (at fair market value):
Managed by Investment Division:
Asset Management Segment - Investment Management and Advisory Services	$372.1	$339.1
Non-proprietary assets under management	51.3	44.0

Total managed by Investment Division	423.4	383.1
Managed by International Insurance and Investments Division	74.5	74.0
Managed by Insurance Division	49.5	38.6

Total assets under management	547.4	495.7
Client assets under administration	100.0	85.3

Total assets under management and administration	$647.4	$581.0

See footnotes on last page.

(1)	Adjusted operating income is a non-GAAP measure that excludes Realized investment gains (losses), net (other than those representing profit or loss of certain of our businesses which primarily originate investments for sale or syndication to unrelated investors, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments), and related charges and adjustments; net investment gains and losses on trading account assets supporting insurance liabilities; change in experience-rated contractholder liabilities due to asset value changes; results of divested businesses and discontinued operations; and the related tax effects thereof. Revenues and benefits and expenses shown as components of adjusted operating income, are presented on the same basis as pre-tax adjusted operating income and exclude these items as well.

Adjusted operating income does not equate to “Income from continuing operations before income taxes” as determined in accordance with GAAP but is the measure of profit or loss we use to evaluate segment performance. Adjusted operating income is not a substitute for income determined in accordance with GAAP, and our definition of adjusted operating income may differ from that used by other companies. The excluded items are important to an understanding of our overall results of operations. However, we believe that the presentation of adjusted operating income as we measure it for management purposes enhances the understanding of our results of operations by highlighting the results from ongoing operations and the underlying profitability factors of our businesses.

(2)	Net income for the Financial Services Businesses and the Closed Block Business is determined in accordance with GAAP and includes general and administrative expenses charged to each of the businesses based on the Company’s methodology for allocation of such expenses. Cash flows between the Financial Services Businesses and the Closed Block Business related to administrative expenses are determined by a policy servicing fee arrangement that is based upon insurance and policies in force and statutory cash premiums. To the extent reported administrative expenses vary from these cash flow amounts, the differences are recorded, on an after-tax basis, as direct equity adjustments to the equity balances of each business. The direct equity adjustments modify earnings available to holders of Common Stock and Class B Stock for earnings per share purposes. Earnings per share of Common Stock based on adjusted operating income of the Financial Services Businesses reflects these adjustments as well.

(3)	Scheduled premiums from new sales on an annualized basis and first year excess premiums and deposits on a cash-received basis.

(4)	Amounts exclude new premiums resulting from rate changes on existing policies, from additional coverage issued under our Servicemembers’ Group Life Insurance contract, and from excess premiums on group universal life insurance that build cash value but do not purchase face amounts. Group insurance new annualized premiums include premiums from the takeover of claim liabilities. Group disability amounts include long-term care products.

(5)	Annualized new business premiums. Actual amounts reflect the impact of currency fluctuations. Constant exchange rates amounts are based on the average exchange rates for the year ended December 31, 2005. Single premium business for the Company’s international insurance operations is included in annualized new business premiums based on a 10% credit.